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                                                                    EXHIBIT 23.3


              [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]



The Special Committee of the Board of Directors
O'Sullivan Industries Holdings, Inc.
1900 Gulf Street
Lamar, Missouri  64759

Members of the Special Committee:

      We hereby consent to the references to our opinion letter dated June 29, 1999 under the captions "SPECIAL FACTORS -- Tax Sharing and Tax Benefit Reimbursement Agreement with Tandy" and "Legal Matters" in the Proxy Statement/Prospectus of O'Sullivan Industries Holdings, Inc. ("O'Sullivan") relating to the proposed merger between O'Sullivan and OSI Acquisition, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of O'Sullivan.


                                       By /s/ Blackwell Sanders Peper Martin LLP
                                          --------------------------------------
                                          BLACKWELL SANDERS PEPER MARTIN LLP


New York, New York
October 29, 1999